                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints J. Michael Heil and Brad Stolba as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Form S-8 Registration Statement, including any and all post-effective amendments.

Signature                              Title

/s/ J. Michael Heil                    Chief Executive and Fianancial Officer
------------------------------
J. Michael Heil

/s/ John Bartholomew                   Director
------------------------------
John Bartholomew

/s/ Hal Glick                          Director
------------------------------
Hal Glick

/s/ Andre Peterson                     Director
------------------------------
Andre Peterson

/s/ Daniel R. Tompson                  Director
------------------------------
Daniel R. Tompson

/s/ Robert E. Warfield                 Director
------------------------------
Robert E. Warfield






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